Exhibit g(2)
                               AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT, effective as of August 1, 2005, by and among
DOMINI ADVISOR TRUST, a business trust organized under the laws of the state of
Massachusetts, (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts
trust company ("Investors Bank").

         WHEREAS the Fund and Investors Bank entered into a Custody Agreement dated December 1, 2004, as amended from time to time (the "Custodian
Agreement"); and

         WHEREAS, the Fund and Investors Bank desire to amend the Custodian
Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.
         -----------

         (a)    Appendix A of the Custody Agreement is hereby amended by
deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix A.

2.       Miscellaneous.
         --------------
         (a)    Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

         (b)    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

                                       INVESTORS BANK & TRUST COMPANY

                                       By:  /s/ Robert D. Mancuso
                                            ------------------------------------

                                       Name: Robert D. Mancuso
                                             ----------------------------------

                                       Title: Senior Vice President
                                              ---------------------------------

                                       DOMINI ADVISOR TRUST

                                       By: /s/ Carole M. Laible
                                           ------------------------------------

                                       Name: Carole M. Laible
                                             ----------------------------------

                                       Title: Treasurer
                                             -----------------------------------

                             APPENDIX A: PORTFOLIOS

              Domini Social Equity Portfolio, Class A (Feeder Fund)

         Domini European Social Equity Portfolio, Class A (Feeder Fund)